SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2012

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

1120 Wayzata Boulevard East, Suite 201

Wayzata, MN 55391

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of Nortech Systems, Inc. was held on May 9, 2012.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal 1 - The shareholders elected each of the five nominees to the Board of Directors to serve for 1 year terms, as follows:

	For	Against	Withheld
Michael J. Degen	1,674,630	—	6,387
Kenneth Larson	1,677,407	—	3,610
Myron Kunin	1,677,807	—	3,210
Richard W. Perkins	1,677,066	—	3,951
C. Trent Riley	1,677,066	—	3,951

Proposal 2 - The shareholders set the number of directors to sit on the Board of Directors at five.

For	2,322,503
Against	98,410
Abstain	464
Broker Non-Vote	N/A

Proposal 3 — Transact other business that properly comes before the meeting.

For	2,191,602
Against	237,969
Abstain	1,806
Broker Non-Vote	N/A

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2012

Nortech Systems Incorporated
(Registrant)

/s/ Bert M. Gross
Bert M. Gross, Secretary